UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

Access Plans, Inc.
(Exact name of registrant as specified in its charter)

OKLAHOMA	000-30099	27-1846323
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue NW, Suite 105, Norman, OK	73072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 579-8525

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 11, 2010, Access Plans, Inc. (APNC) announced that it intends to explore a broad range of strategic alternatives to enhance shareholder value, including, but not limited to, entering into a “going private” transaction, raising or borrowing money for future acquisitions, or one or more other transactions. In this regard the Company has retained Southwest Securities, Inc. to serve as its financial advisor.

The Company’s Board of Directors may determine that none of the strategic alternatives is appropriate, and there can be no assurance that the review of strategic alternatives will result in the Company pursuing any particular transaction, or, if it pursues any such transaction, that it will be completed. The Company does not expect to make further public comment regarding the review of these strategic alternatives until the Board of Directors has approved a specific course of action, the Board deems disclosure of significant developments to be appropriate, or the Company is legally required to do so. A press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS, INC.
(Registrant)

Date:November 11, 2010

By: /s/ Bradley W. Denison
Name: Bradley W. Denison
Title: Executive Vice President, Secretary and General Counsel